POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Lawrence K. Workman, Jr., Brent A. Ashley, Anita V. Mills Matos, Valerie Van Dyke, Jessica Savage, Eric Orsic and Andrew C. Thomas, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common Stock, par value $0.01 per share, of Hamilton Beach Brands Holding Company (the "Company") and Class B Common Stock, par value $0.01 per share, of the Company, including, without limitation, a Form ID, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
James T. Rankin

Trust created by the Agreement, dated May 10, 2007,
between Mathew M. Rankin, as Grantor, and
Matthew M. Rankin and James T. Rankin, as co-trustees, for the benefit of Mary Marshall Rankin;
and

Trust created by Agreement, dated May 10, 2007,
between Matthew M. Rankin, as trustee, and James
T. Rankin, creating a trust for the benefit of William
Alexander Rankin
	By: James T. Rankin, as Co-Trustee

Margaret Pollard Rankin (by James T. Rankin, as
Custodian); and

James T. Rankin, Jr. (by James T. Rankin, as
Custodian)

	By: James T. Rankin, as Custodian

Trust created by the Agreement, dated August 20, 2009 between James T.
Rankin, as Trustee, and James T. Rankin, creating a trust for the benefit of James T. Rankin;

Vested Trust for James T. Rankin, Jr. U/A/D
December 4, 2015; and

Vested Trust for Margaret Pollard Rankin U/A/D
December 4, 2015

	By:  James T. Rankin, Trustee


Name:	 /s/ James T. Rankin
	James T. Rankin
Date:	August 1, 2023
Address:  	4421 Waterfront Drive
		Glen Allen, VA  23060